Core-Mark Announces Retirement of CEO Thomas B. Perkins; Board of Directors Appoints Current President and COO Scott E. McPherson to Fill CEO Role Effective June 30th
SOUTH SAN FRANCISCO, CA - March 1, 2018 - Core-Mark Holding Company, Inc. (NASDAQ: CORE), one of the largest marketers of fresh and broad-line supply solutions to the convenience retail industry in North America, today announced a leadership transition plan in which Thomas B. Perkins, Chief Executive Officer, will retire on June 30, 2018 and will also step down from the Board of Directors. Mr. Perkins will be succeeded by Scott E. McPherson, President and Chief Operating Officer, who will become President and Chief Executive Officer and a member of the Board immediately upon Mr. Perkin’s retirement.
“On behalf of the Board of Directors, I’d like to express our sincere gratitude to Tom for his leadership and many accomplishments over twenty- four years of dedicated service to Core-Mark,” said Randy Thornton, Chairman of the Board. “Tom has done a great job building a long term management succession plan that will serve the Company’s employees and shareholders well. He has also led Core-Mark in the build-out of our national footprint, gaining significant market share and expanding into new non-traditional convenience retail markets. We wish Tom and his family all the best in his well-deserved retirement.”
“Core-Mark is fortunate to have an executive of Scott McPherson’s caliber to succeed Tom,” Thornton continued. “Scott is a leader with vast company and industry experience. During his tenure with Core-Mark, he has led our successful acquisition strategy, has been a sales and marketing innovator and has a strong background in all operational aspects of the company. Scott is the perfect choice to lead Core-Mark into the future and deliver superior customer and shareholder value.”
“I’m very proud of what we have built at Core-Mark, and I want to acknowledge the efforts of the management team and the entire organization, as well as our Board, in getting us to where we are today,” Perkins stated. “I have been evaluating my retirement for some time, and in working through succession with the Board, we knew we were fortunate to have an outstanding CEO-in-waiting in Scott. I look forward to celebrating Core-Mark’s many successes in the years ahead.”
Tom’s been a mentor, a friend and a great leader to Core-Mark. He has put the company in a terrific position to build on its industry leadership and create future value for our customers and shareholders, and I’m looking forward to working with the entire organization to deliver on the opportunity.” said McPherson. “I sincerely appreciate the Board’s confidence in me, and I have a great deal of optimism about our future.”

Core-Mark
Core-Mark is one of the largest marketers of fresh and broad-line supply solutions to the convenience retail industry in North America.  Founded in 1888, Core-Mark offers a full range of products, marketing programs and technology solutions to approximately 45,000 customer locations in the U.S. and Canada through 32 distribution centers (excluding two distribution facilities the Company operates as a third party logistics provider).  Core-Mark services traditional convenience retailers, grocers, drug, liquor and specialty stores, and other stores that carry convenience products.  For more information, please visit www.core-mark.com.

Forward-Looking Statements
Statements in this press release that are not statements of historical fact are forward-looking statements made pursuant to the safe-harbor provisions of the Securities Exchange Act of 1934 and the Securities Act of 1933.  Forward-looking statements in some cases can be identified by the use of words such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “would,” “project,” “predict,” “continue,” “plan,” “propose” or other similar words or expressions. Forward-looking statements are made only as of the date of this press release and are based on our current intent, beliefs, plans and expectations. They involve risks and uncertainties that could cause actual results to differ materially from historical results or those described in or implied by such forward-looking statements.
Refer to the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 1, 2018 and Part II, Item 1A, “Risk Factors” of any quarterly report on Form 10-Q subsequently filed by us for a comprehensive discussion of risk factors.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Contact: Ms. Milton Gray Draper, Director of Investor Relations at 650-589-9445 X 3027 or at mdraper@core-mark.com